Exhibit 24.1

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints CHARLES W. BURSON, NANCY E. HAMILTON, SONYA M. DAVIS, JENNIFER L. WOODS and CHRISTOPHER A. MARTIN, and each of them (with full power of each to act alone), severally, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and to execute in his or her name, place and stead (individually and in any capacity stated below) a registration statement on Form S-3 covering the registration of securities of Monsanto Company in aggregate principal amount of up to $1,050,000,000, which registration statement also constitutes an amendment to the prior registration statement of Monsanto Company on Form S-3 (No. 333-88542), previously filed by Monsanto Company and declared effective on July 25, 2002, covering the registration of securities of Monsanto Company, an aggregate principal amount of $950,000,000 of which is carried forward by the subsequent registration statement (for an aggregate principal amount of $2,000,000,000) (the “Registration Statement”), and any and all amendments to the Registration Statement (including post-effective amendments thereto), and any additional registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the same offering contemplated by the Registration Statement, and all documents and instruments necessary or advisable in connection therewith, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (or any other governmental regulatory authority), each of said attorneys-in-fact and agents to have power to act with or without the others and to have full power and authority to do and to perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated: April 19, 2005

/s/ Hugh Grant	/s/ Sharon R. Long

Hugh Grant	Sharon R. Long
Chairman, President and Chief Executive Officer,	Director
Director
(Principal Executive Officer)

/s/ Terrell K. Crews	/s/ C. Steven McMillan

Terrell K. Crews	C. Steven McMillan
Executive Vice President, Chief Financial Officer	Director
(Principal Financial Officer)

/s/ Richard B. Clark	/s/ William U. Parfet

Richard B. Clark	William U. Parfet
Vice President and Controller	Director
(Principal Accounting Officer)

/s/ Frank V. AtLee III	/s/ George H. Poste

Frank V. AtLee III	George H. Poste
Director	Director

/s/ John W. Bachmann	/s/ Robert J. Stevens

John W. Bachmann	Robert J. Stevens
Director	Director

/s/ Gwendolyn S. King

Gwendolyn S. King
Director